UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of DUSA Pharmaceuticals, Inc. (the “Company”) adopted guidelines for the awarding of 2007 bonuses to the Company’s executive officers, including the “named executive officers” (as that term is defined by Item 402(a)(3) of Regulation S-K). The guidelines are based on meeting or exceeding corporate financial performance goals for the fiscal year ending December 31, 2007, as well as individual goals. The corporate goals represent 70% of an officer’s bonus opportunity under his employment agreement, and the individual goals represent 30% of such opportunity. The corporate financial performance goals relate to threshold levels of net revenue, and results of operations, and corporate strategic goals relate to product expansion, as well as clinical and product development. The payment of bonuses which usually occurs in the first fiscal quarter following year end, remains subject to the terms of employment agreements with each officer, respectively, and to the complete discretion of the Compensation Committee, even if the individual’s personal goals and the corporate performance goals adopted by management of the Company are met.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: March 19, 2007	By:	/s/ Robert F. Doman
Robert F. Doman, President and Chief
Operating Officer